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                                                                EXHIBIT 10.33



                           KING PHARMACEUTICALS, INC.
                           SEVERANCE PAY PLAN: TIER I

                      WAIVER, RELEASE AND NON-SOLICITATION,
                     NONCOMPETE AND NONDISCLOSURE AGREEMENT

         1. In consideration for the Severance Pay and/or Severance Benefits to be provided to me under the terms of the King Pharmaceuticals, Inc. Severance Pay Plan: Tier I ('Plan'), and after having had a full, unhurried opportunity to consult with an attorney of my choice with respect to this Agreement, including its consent and final binding effect, I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge King Pharmaceuticals, Inc. (hereinafter referred to as the "Company") and its parent (if any), subsidiaries, divisions and Affiliates (as defined in the Plan), whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all known or unknown demands, damages, actions, causes of action, claims, losses, or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees and/or any other occurrence from the beginning of time up to and including the date of this Agreement, including but not limited to:

                  (a) All claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

                  (b) All claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

                  (c) Any and all other claims whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful Separation, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees.


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         2. I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or the Separation of my employment with the Company and/or any of the other Releasees.

         I further agree not to make any public statement or statements, to the press or otherwise, concerning the Company's Board of Directors, management, business objectives, status of its securities, its management practices, products, or other sensitive information, without first receiving the written consent of the Company's Executive Vice President of Human Resources and its Chief Executive Officer, and I will not take any action which would cause the Company, or its employees or agents, embarrassment or humiliation or otherwise cause or contribute to the Company, or any such person, being held in disrepute by the general public or the Company's employees, clients, or customers.

         3. I further acknowledge and agree in the event that I breach the provisions of paragraph 2 above and/or the Non-Solicitation, Non-Compete or Nondisclosure provisions of the Plan, (a) the Company shall not be obligated to continue payment of the Severance Pay, and the availability of Severance Benefits to me, (b) I shall be obligated to repay to the Company upon written demand ninety percent (90%) of the amount of Severance Pay and cost of the Severance Benefits paid or provided to me, plus simple interest at the rate often percent (10%) per annum from the date of payment of such pay and/or benefits, and (c) I shall be obligated to pay the Company its costs and expenses in enforcing the provisions of this Agreement and the Plan (including court costs, expenses and reasonable legal fees), and the foregoing shall not affect the validity of this Agreement and shall not be deemed a penalty or a forfeiture. In the event I breach the notice requirements of Section 4(b) of the Plan regarding eligibility for alternate welfare plan coverage after a Qualifying Separation, I understand and agree that the provisions of the prior sentence shall apply, but solely with respect to the Severance Benefits for which such required notice was not timely provided. Executive specifically acknowledges that the restrictions, prohibitions, and other provisions of this paragraph and the Non-Solicitation, Non-Compete and Nondisclosure restrictions of the Plan are reasonable, fair, and equitable in scope, terms, and duration, and are a material inducement to the Company to provide the benefits described in the Plan. Executive agrees that the obligations in this Agreement are necessary in order to protect the Company's legitimate business interests; its trade secrets and confidential information; its relationships with its customers and distributors; its investment in its employees; and its goodwill, in light of the nature and extent of the business conducted by the Company. Executive further agrees that upon any breach or threatened breach of these obligations, the Company shall be entitled to injunctive relief, both temporary and permanent, without the necessity of posting a bond, as well as, and in addition to, all other available remedies, including such damages as may be permitted by law, all of which shall be cumulative and not exclusive.

         4. I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

         5. I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-



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job injury for which I have not already filed a claim; and I hereby unconditionally agree that I shall not now or at any time in the future, either individually or through others, as an independent contractor or otherwise in any capacity, directly or indirectly, apply for or otherwise seek employment or any other arrangement with the Company and/or any of the other Releasees to provide services to or on behalf of any of the same, without the prior written consent of the Executive Vice President of Human Resources of the Company.

         6. I acknowledge that I have been given at least forty-five (45) days to consider this Waiver and Release Agreement thoroughly and I was advised to consult with my personal attorney, if desired, before signing below.

         7. I understand that I may revoke this Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Plan Administrator. I further understand that if I revoke this Agreement, I shall not receive Severance Pay or Severance Benefits.

         8. I FURTHER UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         9. I understand that nothing in this Agreement shall affect any obligation which the Company may have to indemnify me pursuant to Section 9 of the Company's charter or Article VII of the Company's bylaws.

         10. I acknowledge and agree that this Agreement is given in exchange for consideration in addition to anything of value to which I am already entitled.

         11. I acknowledge and agree that if any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Agreement shall continue in full force and effect. If any portion of this Agreement or the Plan relating to Non-Solicitation, Non-Compete or Nondisclosure is held by a court of competent jurisdiction to be unreasonable, unenforceable, arbitrary, or against public policy, then such portion shall be considered divisible as to time, geographical area, and prohibited activities, and the remaining provisions shall remain in effect, and the parties agree to reasonable modification, including but not limited to modifications as to time, geographical area, and prohibited activities, as the court shall decide in order to reflect the intent of the parties.

         12. This Agreement is deemed made and entered into in the State of Tennessee, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Tennessee, to the extent not preempted by applicable federal law.

         Jurisdiction and venue over any dispute under this Agreement shall lie solely in the Law Court for Sullivan County, Tennessee, Bristol Division.

         13. I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Agreement and that I voluntarily and knowingly enter into this Agreement by signing below. No modification of this Agreement shall be effective unless made in writing and signed by both Executive and the Company.


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         14. ACKNOWLEDGMENT OF COMPLIANCE

         Because this Agreement includes a release and waiver as to claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"), your signature below acknowledges that it complies with the Older Worker Benefit Protection Act ("OWBPA") of 1990 and further acknowledges that you confirm, understand, and agree to the terms and conditions of this Agreement; that these terms are written in lay person terms, and that you have been fully advised of your right to seek the advice and assistance of consultants, including an attorney, as well as tax advisors, to review this agreement.

         It also acknowledges that you do not waive any rights or claims under the ADEA that may arise after the date this Agreement is signed by you, and specifically, that under this Agreement, you are receiving consideration beyond anything of value to which you are already entitled. It is understood by you that you have been advised to consult with an attorney of your choice before signing. You also understand that you have up to forty-five (45) full days to consider whether to sign this release and agreement. By signing this release on the date shown below, you knowingly and voluntarily elect to forego waiting the portion then remaining of the forty-five (45) full days to consider whether to sign this release and agreement.

         15. RIGHT OF REVOCATION

         Your signature also acknowledges that, in compliance with the OWBPA condition above, you have been fully advised by the Company of your right to revoke and nullify this release and agreement, which right must be exercised, if at all, within seven (7) days of the date of your signature. Any revocation of this Agreement must be in writing, addressed to the Company, to the attention of the Plan Administrator of the King Pharmaceuticals, Inc. Severance Pay Plan:
Tier I, and the Company must be notified within the foregoing seven (7) day period. This Agreement will not become effective or enforceable until the expiration of the 7-day period.

         16. BINDING EFFECT

         Upon signing this agreement, it will become effective and binding upon you and the Company and upon the respective successors, assigns, heirs and personal representatives as is discussed in paragraph 1 above.


                                      John Bellamy
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                                      Name of Eligible Executive -- Please Print

                                      /s/ John Bellamy
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                                      (Signature of Eligible Executive)

                                      14 December 2005
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                                      (Date)
                                      PLEASE RETURN TO:
                                      Plan Administrator
                                      King Pharmaceuticals, Inc.
                                      Severance Pay Plan: Tier I